Exhibit (d)(28)

Schedule A

Trusts and Portfolios Covered by the Sub-Advisory Agreement, dated as of July 17, 2008, between

FMR Co., Inc.

and

Fidelity Management & Research (U.K.), Inc.

Name of Trust	Name of Portfolio	Type of Fund	Effective Date
Fidelity Central Investment Portfolios LCC	Fidelity Consumer Discretionary Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity Consumer Staples Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity Emerging Markets Equity Central Fund	Equity	09/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity Energy Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity Financials Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity Health Care Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity Industrials Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity Information Technology Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity International Equity Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity Materials Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity Telecom Services Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity Utilities Central Fund	Equity	07/17/2008

Agreed and Accepted
as of September 28, 2009

FMR Co., Inc.		\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Fidelity Management & Research (U.K.) Inc.

By:	/s/ JS Wynant		By:	/s/ JS Wynant
Name:	JS Wynant		Name:	JS Wynant
Title:	Senior Vice President		Title:	Treasurer